SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): March 27, 2007
ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

MARYLAND (State of Incorporation)	001-31775 (Commission File Number)	86-1062192 (I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100 Dallas, Texas (Address of principal executive offices)	75254 (Zip code)
Registrant’s telephone number, including area code: (972) 490-9600
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
On March 27, 2007, the Board of Directors for Ashford Hospitality Trust, Inc. (the “Company”) approved the Compensation Committee’s recommendations related to a) increases to annual base salaries, retroactively effective January 1, 2007, and annual bonuses related to its executive officers and b) issuances of restricted common stock, which vest 1/4 annually over four years, to its executive officers and Chairman of its Board of Directors as follows:

	Restricted	Former	Adjusted
	Stock Awards (1)	Base Salary	Base Salary	Bonus

Archie Bennett, Jr.	$1,239,000	$300,000	$300,000	$—
Chairman of the Board of Directors

Montgomery J. Bennett	$2,663,850	$650,000	$700,000	$812,500
President and Chief Executive Officer

Douglas A. Kessler	$2,230,200	$500,000	$550,000	$550,000
Chief Operating Officer

David A. Brooks	$1,084,125	$325,000	$375,000	$292,500
Chief Legal Officer

David J. Kimichik	$991,200	$325,000	$350,000	$265,000
Chief Financial Officer

Mark L. Nunneley	$619,500	$220,000	$275,000	$200,000
Chief Accounting Officer

(1)	Represents shares of restricted common stock issued March 27, 2007, valued at $12.39 per share, the closing price of the Company’s common stock on the date of issuance.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 29, 2007

ASHFORD HOSPITALITY TRUST, INC.
By:	/s/ DAVID A. BROOKS
David A. Brooks
Chief Legal Officer